Exhibit 4.1
EAU TECHNOLOGIES, INC.

NUMBER	SHARES
EAU 3001

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 26824Y 10 4

COMMON STOCK

THIS CERTIFIES THAT

is the record holder of

FULLY PAID SHARES OF THE COMMON STOCK,PAR VALUE $.0001 PER SHARE, OF

EAU TECHNOLOGIES, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned. This certificate not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

/s/		/s/
SECRETARY	CORPORATE	CHIEF EXECUTIVE OFFICER
SEAL

COUNTERSIGNED AND REGISTERED:
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT
AND REGISTRAR
BY
AUTHORIZED OFFICER

EAU TECHNOLOGIES, INC.

A statement of all of the powers, designations, preferences, rights and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof may be obtained by any shareholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any shareholder, upon request and without charge, a copy of such statement.

This Certificate and the shares represented hereby shall be held subject to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation, and any amendments thereto, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Articles of Incorporation and Bylaws, and any amendments thereto, were imprinted in full on this Certificate, to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations;

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- ________ Custodian _________
TEN ENT	- as tenants by the entireties		(Cust) (Minor)
JT TEN	- as joint tenants with right		under Uniform Gifts to Minors
	of survivorship and not as		Act _________________________
	tenants in common		(State)

		UNIT TRF MIN ACT	- _________ Custodian (until age ___)
(Cust)
_________ under Uniform Transfers
(Minor)
to Minors Act_______________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
______________________________

(PLEAE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________________________________________________________________________________________________shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________________________________________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: __________________________________________________
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:
________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.